UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2022 (December 28, 2022)

UNRIVALED BRANDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3242 S. Halladay St., Suite 202 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 909-5564

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001	UNRV	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sale of LTRMN, Inc.

Unrivaled Brands, Inc. (the “Company”), through its wholly-owned subsidiary, UMBRLA, Inc., a Nevada corporation (“UMBRLA”), owned all of the equity interests (the “LTRMN Equity”) of LTRMN, Inc., an Oregon corporation (“LTRMN”). LTRMN conducts cannabis distribution and wholesale activities in Oregon.  On December 28, 2022, the Company entered into a Stock Purchase and Sale Agreement (the “LTRMN SPA”) pursuant to which it sold the LTRMN Equity to Buchanan Group, LLC, an Oregon limited liability company (the “LTRMN Purchaser”) and an unaffiliated third-party buyer, for an aggregate purchase price of $250,000.

The purchase price for the LTRMN Equity was paid in the form of a secured promissory note issued by the LTRMN Purchaser to the Company (the “LTRMN Note”). Interest on the LTRMN Note is calculated on the basis of a 365-day year and actual days elapsed, at a rate of 8.0% simple interest per annum. The outstanding principal balance of the LTRMN Note, together with all accrued but unpaid interest thereon, is due and payable on the third anniversary of the date of issuance of the LTRMN Note. Upon a final and binding settlement of the certain ongoing litigation that is approved by UMBRLA: (i) the Purchase Price (as defined in the LTRMN SPA) shall be automatically revised to be $0 and the promissory note shall be deemed to be paid and satisfied in-full and (ii) the Intercompany Balance (as defined on Schedule 1.3 to the LTRMN SPA) shall be automatically revised to be $0 and the Intercompany Balance shall be deemed to be paid and satisfied in-full.

The LTRMN SPA contains customary representations, warranties, covenants, and indemnification provisions. The LTRMN SPA is contingent on certain closing conditions being met, including, among other things, (i) the accuracy of the representations and warranties, and (ii) compliance by the parties with their respective covenants. The parties to the LTRMN SPA also agreed to use commercially reasonable efforts to negotiate and execute a binding license agreement for the non-exclusive use by the Company of the “Korova” brand, including related trademarks and corresponding intellectual property.

Sale of Psychonaut Oregon, LLC

The Company owned 50% of the equity interests (the “Psychonaut Equity”) of Psychonaut Oregon, LLC, an Oregon limited liability company (“Psychonaut”). Psychonaut conducts cannabis cultivation activities in Oregon. On December 28, 2022, the Company entered into a Membership Interest Purchase and Sale Agreement (the “Psychonaut MIPA”) pursuant to which it sold the Psychonaut Equity to Joseph Gerlach for an aggregate purchase price of $1. Mr. Gerlach owns the other 50% of the equity interests in Psychonaut and is also the Company’s Chief Cultivation Officer. As part of the transaction, Mr. Gerlach is assuming a five year long-term lease liability with $500,000 of remaining lease payments (under which the Company was previously obligated as the lessee) and the assumption of all operational liabilities and expenditures including the payroll and related expenses for Psychonaut employees.  In connection with sale of Psychonaut, the Company entered into an unsecured promissory note dated as of December 28, 2022 (the “Psychonaut Note”) pursuant to which the Company will consolidate all current liabilities due to Mr. Gerlach into a total principal amount of $153,798 due in 60 months.  Interest on the Psychonaut Note is calculated on the basis of a 365-day year and actual days elapsed, at a rate of 1.0% simple interest per annum. The outstanding principal balance of the Psychonaut Note, together with all accrued but unpaid interest thereon, is due and payable on the fifth anniversary of the date of issuance of the Psychonaut Note.

The Psychonaut MIPA contains customary representations, warranties, covenants, and indemnification provisions. The Psychonaut MIPA is contingent on certain closing conditions being met, including, among other things, (i) the accuracy of the representations and warranties, and (ii) compliance by the parties with their respective covenants.

Management Services Agreement at San Leandro Dispensary

On December 28, 2022, the Company entered into a Management Services Agreement (the “San Leandro MSA”) with Brick City Productions, Inc. (“Manager”) to provide certain services at the Company’s San Leandro dispensary location including such things as operations management and management support, inventory management, labor administration, vendor relations, and customer service.  Consideration for Manager’s performance of the services under the agreement is a management fee equal to 25% of the “gross top line revenue” as such term is defined in the San Leandro MSA.  The Company will receive an administrative fee equal to 4% of the gross revenue of the San Leandro dispensary payable monthly.  If, in any month, the net cash after all operational expenses are paid is less than $20,000, such payments shall be accrued and postponed unless and until such time that net cash after all operational expenses sufficiently exceeds $20,000.  In addition, Manager will dedicate and use up to 50% of the San Leandro dispensary to sell the Company’s licensed products.  The San Leandro MSA has a term of 12 months.

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The San Leandro MSA contains customary representations, warranties, covenants, and indemnification provisions.

The foregoing descriptions of the LTRMN SPA, LTRMN Note, Psychonaut MIPA, Psychonaut Note, and San Leandro MSA are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively, to this Current Report and which are incorporated by reference herein in their entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointments

Chief Executive Officer

On December 23, 2022, the Company’s board of directors (the “Board”) appointed Sabas Carrillo as the Company’s Chief Executive Officer. Mr. Carrillo had previously served as the Company’s Interim Chief Executive Officer since August 12, 2022. Mr. Carrillo will continue to serve as the Company’s Principal Executive Officer.

Other information regarding Mr. Carrillo, including his biographical information and other affiliations with the Company, is included in the Company’s Current Reports on Form 8-K filed with the SEC on August 12, 2022 and August 16, 2022, and is hereby incorporated by reference herein

The Company has not proposed a final Employment Agreement with Mr. Carrillo and the Company intends to continue to discuss the specific terms of Mr. Carrillo’s employment to be finalized in a future Employment Agreement.

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Chief Operating Officer

On December 23, 2022, the Board appointed James Miller as the Company’s Chief Operating Officer. Mr. Miller most recently served as Chief Financial Officer of Operators Only, Inc., a cannabis operations service provider supporting Cookies-branded retail and cultivation licensees, from January 2022 to October 2022.  Mr. Miller was Corporate Controller at 3PL Central LLC, a private equity owned eCommerce WMS provider, from February 2020 until December 2021.  Previously, Mr. Miller served as interim Chief Financial Officer and was the Vice President of Accounting at MedMen Enterprises Inc. (“MedMen”), a cannabis MSO and cultivation company, from January 2018 until December 2019, where he was responsible for financial reporting, financial controls and various operating departments through its formation, initial public offering and subsequent growth stage. He was also Chief Financial Officer of MedMen’s affiliated Treehouse Real Estate Investment Trust from December 2018 until October 2019. Mr. Miller has held several senior executive and finance roles at leading entertainment firms such as the Walt Disney Company and Viacom as well as various technology and e-commerce companies.  Mr. Miller received a Bachelor of Arts degree in Economics from University of California at Los Angeles, and is a CPA (license inactive), in California.

The Company has not proposed a final Employment Agreement with Mr. Miller and the Company intends to continue to discuss the specific terms of Mr. Miller’s employment to be finalized in a future Employment Agreement.  Currently Mr. Miller is on the Company’s payroll for an annual salary of $205,000 and his stock compensation will be determined at a later date.

There is no arrangement or understanding between Mr. Miller and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Miller and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Miller has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Director Appointment

On December 23, 2022, the Board appointed Mr. Carrillo, as a member of the Board.

Other information regarding Mr. Carrillo, including his biographical information and other affiliations with the Company, is included in the Company’s Current Reports on Form 8-K filed with the SEC on August 12, 2022 and August 16, 2022, and is hereby incorporated by reference herein.

Other than as set forth in this Current Report and the Company’s other filings with the SEC, there is no arrangement or understanding between Mr. Carrillo and any other person pursuant to which he was selected as a director of the Company, and there are no family relationships between Mr. Carrillo and any of the Company’s directors or executive officers. Other than as set forth in this Current Report and the Company’s other filings with the SEC, there are no transactions to which the Company is a party and in which Mr. Carrillo has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

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Item 7.01 Regulation FD Disclosure.

On January 4, 2023, the Company issued a press release announcing the appointment of Mr. Carrillo as Chief Executive Officer and a member of the Board, Mr. Miller as Chief Operations Officer, and Ms. McCourt as Chief Revenue Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, unless the Company expressly so incorporates such information by reference.

Item 8.01 Other Events.

On December 23, 2022, the Company appointed Tracy McCourt as the Company’s Chief Revenue Officer. Ms. McCourt is a seasoned retail, marketing, e-commerce, sales and product management executive with over 20 years of experience.  Ms. McCourt has developed growth strategies for highly successful brands including Zappos, Skechers, Guess, Murad, Frederick’s of Hollywood, and most recently, MedMen Enterprises Inc., where she also served as Chief Revenue Officer. In this role, she reported directly to the Chief Executive Officer and lead the omni-channel marketing strategy as well as the Company’s product, merchandising and business intelligence efforts. Prior to that, she led the strategy for the brand affinity team at Zappos.

Safe Harbor Statement

Information provided in this Current Report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends. These forward-looking statements may also relate to the officer appointments, any future employment agreements related to such officer appointments, and other matters described above. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on April 15, 2022 and other reports on file with the U.S. Securities and Exchange Commission.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	LTRMN SPA.

10.2	LTRMN Note.

10.3	Psychonaut MIPA.

10.4	Psychonaut Note.

10.5	San Leandro MSA.

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNRIVALED BRANDS, INC.

Dated: January 4, 2023	By:	/s/ Sabas Carrillo
Sabas Carrillo
Chief Executive Officer

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